UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 7, 2022

Bioventus Inc.
(Exact name of registrant as specified in charter)

Delaware	001-37844	81-0980861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
4721 Emperor Boulevard Suite 100
Durham, North Carolina, 27703
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (919) 474-6700
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common Stock, $0.001 par value per share	BVS	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☒

Item 2.05.    Costs Associated with Exit or Disposal Activities.
On December 6, 2022, Bioventus Inc. (the “Company”) announced a restructuring in conjunction with the Company’s previously stated plans to pursue actions aimed at enhancing its current financial position and sources of liquidity. The restructuring is intended to align the Company’s organizational and management cost structure to improve profitability and cash flow. The Company expects to incur between $4 million and $5 million of pre-tax costs, of which $3 million to $4 million is due to employee severance and benefits, and the remaining $1 million is due to third-parties and other related costs. These are cash costs that will be incurred as the Company executes the restructuring, which it expects to complete by the end of 2023. The Company expects the restructuring to result in between $9 million and $10 million in cost savings on an annualized basis, upon completion.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOVENTUS INC.

Date: December 7, 2022	By:	/s/ Anthony D’Adamio
Anthony D’Adamio Senior Vice President and General Counsel